UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Exchange Act of 1934 (Amendment No. )
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WAUWATOSA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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March 28, 2007
Dear Fellow Shareholder,
     We invite you to attend the Wauwatosa Holdings, Inc. Annual Meeting of Shareholders, which will be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin at 10:30 a.m., Central Time, on Wednesday, May 16, 2007.
     The Wauwatosa Holdings, Inc. Notice of Annual Meeting of Shareholders and Proxy Statement, which are enclosed, describe the business to be conducted at the annual meeting. If you plan to attend the annual meeting, please check the box on the proxy form so that we can make the appropriate arrangements.
     Also attached is a copy of the Wauwatosa Holdings, Inc. Annual Report on Form 10-K for the year ended December 31, 2006. The annual report contains detailed information concerning our activities and operating performance.
     On behalf of the Board of Directors, please take a moment now to cast your vote via the internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Sincerely,
DOUGLAS S. GORDON
Chief Executive Officer

WAUWATOSA HOLDINGS, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2007

To the Shareholders of Wauwatosa Holdings, Inc.:
     The 2007 annual meeting of shareholders of Wauwatosa Holdings, Inc. will be held on Wednesday, May 16, 2007, at 10:30 a.m., Central Time, at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin for the following purposes:
(1)	Electing two directors to serve for terms expiring in 2010;

(2)	Ratifying the selection of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm;

(3)	Transacting such other business as may properly come before the annual meeting or any adjournment thereof.
     The board of directors has fixed the close of business on March 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the annual meeting. Lamplighter Financial, MHC, our mutual holding company, owns 69.41% of our outstanding shares and intends to vote its shares in favor of the proposals described in this proxy statement.
     We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting. Please read it carefully.

By Order of the Board of Directors Barbara J. Coutley Senior Vice President and Secretary

Wauwatosa, Wisconsin
March 28, 2007

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I — THE ELECTION OF DIRECTORS
COMPENSATION DISCUSSION AND ANALYSIS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN TRANSACTIONS WITH WAUWATOSA HOLDINGS
REPORT OF THE AUDIT COMMITTEE
PROPOSAL II – RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS AND NOTICES

PROXY STATEMENT
WAUWATOSA HOLDINGS, INC.
11200 W. Plank Ct.
Wauwatosa, Wisconsin 53226
(414) 761-1000

SOLICITATION AND VOTING
     This proxy statement and accompanying proxy are furnished to the shareholders of Wauwatosa Holdings, Inc. (“Wauwatosa Holdings”) in connection with the solicitation of proxies by the Wauwatosa Holdings board of directors for use at the annual meeting of Wauwatosa Holdings shareholders on Wednesday, May 16, 2007, and at any adjournment of the meeting. The 2006 Annual Report on Form 10-K is attached to the proxy statement and contains financial information concerning us. We are mailing the proxy materials to shareholders beginning on or about March 28, 2007.
     Wauwatosa Holdings was established as part of the reorganization of Wauwatosa Savings Bank into the mutual holding company form of ownership, which was completed on October 4, 2005. As part of the reorganization, Wauwatosa Holdings was formed as a mid-tier stock holding company of Wauwatosa Savings Bank and Lamplighter Financial, MHC was formed as a mutual holding company of Wauwatosa Holdings. In connection with the reorganization, Wauwatosa Holdings sold approximately 30% of its common stock in a subscription offering, contributed approximately 1.65% of its common stock to the Waukesha County Community Foundation, Inc., and issued the remaining approximately 68.35% to Lamplighter Financial, MHC.
     Record Date and Meeting Information. The board of directors has fixed the close of business on March 19, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournment thereof. Only holders of record of our common stock, the only class of voting stock of Wauwatosa Holdings outstanding, on the record date are entitled to notice of and to vote at the annual meeting. Each share of common stock is entitled to one vote. At the record date, there were 33,211,085 shares of common stock validly issued and outstanding. Of this amount, 609,213 shares were held in trust as unallocated Employee Stock Ownership Plan shares.
     The board of directors of Wauwatosa Holdings knows of no matters to be acted upon at the annual meeting other than as set forth in the notice attached to this proxy statement. If any other matters properly come before the annual meeting, or any adjournment thereof, it is the intention of the persons named in the proxy to vote such proxies in accordance with their best judgment on such matters.
     Voting Your Shares. Any shareholder entitled to vote at the annual meeting may vote either in person or by a properly executed proxy. Shares represented by properly executed proxies received by Wauwatosa Holdings will be voted at the annual meeting, or any adjournment thereof, in accordance with the terms of such proxies, unless revoked. If no voting instructions are given on a properly executed proxy, the shares will be voted FOR the election of management’s director nominees and FOR the ratification of KPMG LLP as our independent registered public accounting firm.
     A shareholder may revoke a proxy at any time prior to the time when it is voted by filing a written notice of revocation with our corporate secretary at the address set forth above, by delivering a properly executed proxy bearing a later date or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute revocation of a proxy. If you are a shareholder whose shares are not registered in your name, you will need appropriate documentation from your record holder in order to vote in person at the annual meeting.
     Shares inEmployee Plans Any shareholder who owns shares through an allocation to that person’s account under the Wauwatosa Savings Bank Employee Stock Ownership Plan (the “ESOP”) will receive a separate green proxy card to instruct the ESOP’s Trustee how to vote those shares. The ESOP Trustee, Marshall & Ilsley Trust Company NA, will vote shares allocated to those employees’ ESOP accounts in accordance with the participant’s voting instructions on the proxies. The ESOP administrator may vote, in its discretion, unallocated ESOP shares and any allocated ESOP shares which are not voted by the individuals to whom they are allocated. It is expected that those shares will be voted for all nominees and proposals.
     Shares Held by Charitable Foundation. Under FDIC regulations and the terms of the Plan of Reorganization pursuant to which Wauwatosa Savings Bank converted into mutual holding company form, the Waukesha County Community Foundation, Inc. must vote all shares of Wauwatosa Holdings common stock held by it in the same ratio as all other shares of Wauwatosa Holdings voted on each proposal by Wauwatosa Holdings’ shareholders. On the record date, the Waukesha County Community Foundation held 31,442 shares of Wauwatosa Holdings common stock.
     Quorum and Required Vote. A majority of the votes entitled to be cast by the shares entitled to vote, represented in person or by proxy, will constitute a quorum of shareholders at the annual meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be considered present for purposes of establishing a quorum. The inspector of election appointed by the board of directors will count the votes and ballots at the annual meeting.
     A plurality of the votes cast at the annual meeting by the holders of shares of common stock entitled to vote is required for the election of directors. In other words, the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors in a class to be chosen at the annual meeting. With respect to the election of directors, any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no effect on the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a comparatively larger number of votes.
     The affirmative vote of a majority of shareholders present at the annual meeting in person or by proxy is required to approve KPMG, LLP as our independent registered public accountants for the year ended December 31, 2007, without regard to broker non-votes or proxies marked “Abstain”.
     Expenses and Solicitation. We will pay expenses in connection with the solicitation of proxies. Proxies will be solicited principally by mail, but may also be solicited by our directors, officers and other employees in person or by telephone, facsimile or other means of communication. Those directors, officers and employees will receive no compensation therefor in addition to their regular compensation, but may be reimbursed for their related out-of-pocket expenses. Brokers, dealers, banks, or their nominees, who hold common stock on behalf of another will be asked to send proxy materials and related documents to the beneficial owners of such stock, and we will reimburse those persons for their reasonable expenses.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The table below sets forth information regarding the beneficial ownership of Wauwatosa Holdings common stock on the record date by each director and nominee for director, by each executive officer named in the Summary Compensation Table below and by all of our directors and executive officers as a group. None of our directors or executive officers has options that are exercisable within 60 days of the record date.

	Number of Shares and
	Nature of Beneficial	Percent
Name of Beneficial Owner	Ownership (1)(2)	of Class
Lamplighter Financial, MHC	23,050,183	69.41%
Rebecca M. Arndt	10,513	*
William F. Bruss	18,701	*

	Number of Shares and
	Nature of Beneficial	Percent
Name of Beneficial Owner	Ownership (1)(2)	of Class
Barbara J. Coutley	14,527	*
Thomas E. Dalum	38,351	*
Douglas S. Gordon	140,129	*
Michael L. Hansen	165,844	*
Richard C. Larson	32,781	*
Patrick S. Lawton	143,275	*
Stephen J. Schmidt	26,500	*
All directors and executive officers as a group (9 persons) (2)	1,798,535	5.42%

*	Less than 1.0%

(1)	Unless otherwise noted, the specified persons have sole voting and dispositive power as to the shares. Number of shares identified as indirect, beneficial ownership: Mr. Bruss — 5,201; Ms. Coutley — 14,527; Mr. Dalum — 13,351; Mr. Hansen — 145,000; Mr. Larson — 5,281; Mr. Lawton — 19,600; group — 812,173. See also note (2) below.

(2)	The total for the group (but not any individual) includes 609,213 unallocated shares held in the ESOP, as to which voting and dispositive power is shared. As administrator, Wauwatosa Savings (through its board) may vote, in its discretion, shares which have not yet been allocated to participants. Employees may vote the shares allocated to their accounts; the administrator will vote unvoted shares in its discretion. Allocated shares are included only if allocated to named executive officers, in which case they are included in those individuals’ (and the group’s) beneficial ownership.
     The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this proxy statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
PROPOSAL I — THE ELECTION OF DIRECTORS
     The bylaws provide that the number of directors of Wauwatosa Holdings shall be between five and ten, as determined by the board of directors. At each annual meeting the term of office of one class of directors expires and a class of directors is elected to serve for a term of three years or until their successors are elected and qualified. The board has set the number of directors at six. Mr. Dalum and Ms. Coutley, the directors whose terms expire at the annual meeting, are being nominated for re-election as directors for terms expiring in 2010. Shares represented by proxies will be voted FOR the election of the nominees unless otherwise specified by the executing shareholder. If any nominee declines or is unable to act as a director, which we do not foresee, proxies may be voted with discretionary authority for a substitute nominee designated by the board.
     Mr. Donald Stephens retired and resigned from his positions with us and with Wauwatosa Savings Bank effective December 31, 2006, including his directorships. The Board of Directors, pursuant to authority in our Bylaws, reduced the size of the board of directors from seven directors to six.
     Information regarding the nominees and the directors whose terms continue is set forth in the following table. The board of directors unanimously recommends that shareholders vote FOR the election of the director nominees listed below.

	Principal Occupation and	Director
Name and Age	Business Experience (1)	Since (2)
	Nominees for Terms expiring in 2010

Thomas E. Dalum, 66 (4)(5)(6)	Chairman of UELC, an equipment leasing company and President of DUECO, an equipment manufacturer and distributor	1979

Barbara J. Coutley, 55	Senior Vice President and Secretary of Wauwatosa Savings Bank and of Wauwatosa Holdings since 2005	2001

	Continuing Directors—Terms expire in 2009

Douglas S. Gordon, 49	Chief Executive Officer and President since January 2007; Chief Operating Officer since January 2006; President and Chief Operating Officer of Wauwatosa Savings Bank since 2005; Personal real estate investor	2005

Patrick S. Lawton, 50 (3)(4)(5)(6)	Managing Director of Fixed Income Capital Markets for Robert W. Baird & Co., Incorporated	2000

	Continuing Directors — Terms expire in 2008

Michael L. Hansen, 55 (4)(5)(6)	Active business investor; current significant ownership in Eagle Metal Finishing LLC and Mid-States Contracting, Inc.	2003

Stephen J. Schmidt, 45 (4)(5)(6)	President Schmidt and Bartelt Funeral and Cremation Services	2002

(1)	Unless otherwise noted, all directors have been employed in their respective principal occupations listed for at least the past five years.

(2)	Indicates the date when director was first elected to the board of Wauwatosa Savings Bank. Each of these persons became a director of the Company in 2005.

(3)	Chairman of the Board and of Wauwatosa Savings Bank, effective January 1, 2007.

(4)	Member of the Compensation Committee, of which Mr. Lawton is Chairman.

(5)	Member of the Nominating Committee, of which Mr. Schmidt is Chairman.

(6)	Member of the Audit Committee, of which Mr. Hansen is Chairman.
     Information regarding named executive officers who are not directors of the Company is set forth in the following table.

		Executive
	Offices and Positions with Wauwatosa Holdings and Wauwatosa	Officer
Name and Age	Savings Bank	Since
Richard C. Larson, 49	Chief Financial Officer and Senior Vice President of Wauwatosa Holdings and of Wauwatosa Savings Bank	1990
William F. Bruss, 37	General Counsel of Wauwatosa Holdings and General Counsel, Senior Vice President and Compliance Officer of Wauwatosa Savings Bank	2005
Rebecca M. Arndt, 39	Vice President — Retail Operations of Wauwatosa Savings Bank previously First Vice President, Retail Banking at Ozaukee Bank	2006

Board Meetings and Committees
     The Wauwatosa Holdings board of directors met six times during the year ended December 31, 2006. The Board of Directors consists of a majority of “independent directors” within the meaning of the NASDAQ corporate governance listing standards. The Board of Directors has determined that Messrs. Dalum, Hansen, Lawton and Schmidt are “independent” directors within the meaning of such standards. Therefore, all members of the Audit, Compensation and Nominating Committees are “independent.” As part of these meetings, independent directors regularly met without management or non-independent directors present. Each director attended all meetings of the board and meetings of the committees of the board on which such director served during the year.
     The Audit Committee met nine times during the year ended December 31, 2006. The Board of Directors has determined that each member of the Audit Committee meets not only the independence requirements applicable to the committee as prescribed by the NASDAQ Marketplace Rules, but also by the Securities and Exchange Commission and the Internal Revenue Service. On behalf of the Audit Committee, Mr. Hansen, its chair, also regularly consulted with the Company’s independent auditors about the Company’s periodic public financial disclosures. The board believes that all of the members of the Audit Committee have sufficient experience, knowledge and other personal qualities to be “financially literate” and be active, effective and contributing members of the Audit Committee. Mr. Hansen has been designated an “audit committee financial expert” pursuant to the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission regulations and is “independent” as that term is used in Rule 14a-101 under the Exchange Act. See also “Report of the Audit Committee” and “Independent Auditors” for other information pertaining to the Audit Committee.
     The Compensation Committee, chaired by Mr. Lawton, held three meetings during the year ended December 31, 2006. The Compensation Committee has the responsibility for and authority to either establish or recommend to the board: compensation policies and plans; salaries, bonuses and benefits for all officers; salary and benefit levels for employees; determinations with respect to stock options and restricted stock awards; and other personnel policies and procedures. The Compensation Committee has the authority to delegate the development, implementation and execution of benefit plans to management. See also “Compensation Discussion and Analysis” and “Compensation Committee Interlocks and Insider Participation” for other information pertaining to the Compensation Committee.
     The Nominating and Corporate Governance Committee, chaired by Mr. Schmidt, held two meetings during the year ended December 2006. Each member of the nominating committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. Our Board of Directors has adopted a written charter for the nominating committee. A copy of the nominating committee charter is also available at our website at http://www.wsbonline.com under the link “Investor Relations — Wauwatosa Holdings — Corporate Governance.”
     The functions of the nominating committee include the following:
•	to lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for shareholder approval;

•	to review and monitor compliance with the requirements for board independence;

•	to review the committee structure and make recommendations to the Board of Directors regarding committee membership; and

•	to develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines.
     The nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service, or if the Committee or the Board decides not to re-nominate a member for re-election, or if the size of the Board of Directors is increased, the nominating committee would solicit suggestions for director candidates from all board members. The nominating committee would seek to identify a candidate who at a minimum satisfies the following criteria:

•	has personal and professional ethics and integrity and whose values are compatible with ours;

•	has had experiences and achievements that have given him or her the ability to exercise and develop good business judgment;

•	is willing to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

•	is familiar with the communities in which we operate and/or is actively engaged in community activities;

•	is involved in other activities or interests that do not create a conflict with his or her responsibilities to us and our shareholders; and

•	has the capacity and desire to represent the balanced, best interests of our shareholders as a group, and not primarily a special interest group or constituency.
     The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards and, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether an individual qualifies as an “audit committee financial expert.”
     The Nominating and Corporate Governance Committee will consider proposed nominees whose names are submitted to it by shareholders, and it does not intend to evaluate proposed nominees differently depending upon who has made the proposal. Shareholders can submit the names of qualified candidates for director by writing to our Corporate Secretary at 11200 West Plank Road, Wauwatosa, Wisconsin 53226. The Corporate Secretary must receive a submission not more than 110 days and not less than 80 days prior to the date of our next annual meeting. The submission must include the following information:
•	a statement that the writer is a shareholder and is proposing a candidate for consideration by the nominating committee;

•	the name and address of the shareholder as they appear on our books and number of shares of our common stock that are owned beneficially by such shareholder (if the shareholder is not a holder of record, appropriate evidence of the shareholder’s ownership will be required);

•	the name, address and contact information for the candidate, and the number of shares of common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the shareholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;

•	a statement detailing any relationship between us and the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing shareholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.
     A nomination submitted by a shareholder for presentation by the shareholder at an annual meeting of shareholders will also need to comply with any additional procedural and informational requirements we may adopt in the future.
     Wauwatosa Holdings has adopted charters for the Audit, Compensation and Nominating and Corporate Governance Committees. We will continue to respond to and comply with SEC and Nasdaq Stock Market requirements relating to board committees. Copies of the charters for our Audit, Compensation and Nominating and Corporate Governance Committees (including director selection criteria) and other corporate governance documents can be found on our website, at www.wsbonline.com, under the link “Investor Relations-Wauwatosa Holdings-Corporate Governance.” If any of those documents are changed, or related documents adopted, those changes and new documents will be posted on our corporate website at that address.

Other Board and Corporate Governance Matters
     Communications between Shareholders and the Board. A shareholder who wants to communicate with the Board of Directors or with any individual director can write to our Corporate Secretary at 11200 West Plank Road, Wauwatosa, Wisconsin 53226, Attention: Board Administration. The letter should indicate that the author is a shareholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, i.e. where it is a request for information about us or it is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.
     At each board meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.
     Director Attendance at Annual Shareholders’ Meeting. Wauwatosa Holdings expects all of its directors to attend the annual meeting of shareholders. A board meeting is also held immediately prior to the annual shareholders’ meeting to facilitate directors’ attendance at both. Last year, all directors attended our annual meeting of shareholders.
     Code of Ethics. Wauwatosa Holdings has adopted a code of ethics that reflects current circumstances and SEC and Nasdaq definitions for such codes. We have adopted a code of business conduct and ethics for ourselves, the Bank and other subsidiaries. Among other things, the code of business conduct and ethics includes provisions regarding honest and ethical conduct, conflicts of interest, full and fair disclosure, compliance with law, and reporting of and sanctions for violations. The code applies to all directors, officers and employees of Wauwatosa Holdings and subsidiaries. We have posted a copy of its code of business conduct and ethics on our corporate website, at www.wsbonline.com, under the link “Investor Relations-Wauwatosa Holdings-Corporate Governance.” As further matters are documented, or if those documents (including the code of business conduct and ethics) are changed, waivers from the code of business conduct and ethics are granted, or new procedures are adopted, those new documents, changes and/or waivers will be posted on the corporate website at that address.
     Section 16(a) Compliance. Directors, certain of our officers and the holders of 10% or more of our common stock are required to file reports regarding their beneficial ownership and transactions in our common stock. During the year ended December 31, 2006, all such reports were filed with the Securities and Exchange Commission on a timely basis with the following exception. Forms 3, Initial Statement of Beneficial Ownership of Securities, for Mr. Bruss and for Ms. Arndt were filed on February 21, 2007. They should have been filed on November 30, 2005 and on November 22, 2006 when Mr. Bruss and Ms. Arndt respectively first became subject to section 14(a) compliance requirements.
COMPENSATION DISCUSSION AND ANALYSIS
     Compensation Philosophy. The primary objectives of our executive compensation programs are to attract and retain highly-qualified executives, encourage extraordinary management effort through well-designed incentive opportunities and contribute to the short- and long-term interests of our shareholders. Long-term executive compensation programs focus on base salary, discretionary bonus and equity incentive awards. The programs are intended to reward the accomplishment of strategic plan goals and objectives as evaluated by members of the Committee. They are further intended to reward enhanced shareholder value as measured by share price. In 2005, the Compensation Committee engaged Hewitt Associates, LLC, a global human resources outsourcing and consulting firm, to assess the compensation program in light of these objectives and to make suggestions for improvement. The Hewitt assessment was presented to the Compensation Committee in December 2005 and considered by the Compensation Committee in making its decisions regarding executive compensation.
     Base Salary. In determining the base salary of executive officers, the Committee reviewed, among other things, the Hewitt report mentioned above, third party surveys of peer institutions, the historical compensation of those officers under review and performance measures of Wauwatosa Holdings and its subsidiaries. In evaluating performance in 2005 for calendar 2006 compensation, the Committee also noted that stock-based incentives were provided through the Wauwatosa Savings Bank Employee Stock Ownership Plan beginning in 2005 and are expected to provide an additional source of compensation for a period of 10 years. As a result of the Committee’s detailed review and analysis, 2006 base salaries remained unchanged from calendar 2005. The Committee concluded that the level of base salary did not need to be raised in order to accomplish the objectives noted above.
     Bonus. Actual bonus amounts have historically been determined on a discretionary basis following a review of our performance and that of the executive in question. They have ranged from 20% of base compensation to 100% of base compensation. In revaluating our long-term executive compensation objectives and related programs, the Committee has targeted executive bonuses at 25% of base salary beginning in 2007. This is still a significant portion of total compensation and continues to allow discretion before the year-end bonus is paid. This element of overall compensation is meant to defer a portion of cash compensation to the end of the period. It allows the Committee one final opportunity to evaluate individual performance prior to the payout. It also serves as a means of retaining executives at least through the payout date. All bonuses are earned over a calendar year and are paid out in January following the end of the calendar year.
     Equity Incentives. The Committee believes that equity-based compensation can provide an important incentive to executive officers while also aligning their interests with those of shareholders, since the value of the compensation will depend upon stock price performance. The ESOP, initially established in 2005, and the 2006 Equity Incentive Plan, approved by shareholders in May 2006, provide certain equity-based incentive compensation. Both restricted stock awards and option awards were granted to directors and executive officers in January 2007 and will be reported as a component of their total compensation for 2007. The Committee targeted long-term equity incentives at approximately one-third of total annual compensation for executive management. With regard to the Chief Executive Officer, the Committee targeted long-term equity incentives at more than half of total annual compensation. The allocation between the restricted stock awards and the option awards was generally an equal split. This is especially true for newly employed executives. For those executives that remain with us throughout the vesting period and who are fully vested in our other benefit plans, the allocation between restricted stock awards and option awards was more heavily weighted to the restricted stock awards. Dividends declared on our stock are paid to the holders of both vested and unvested restricted stock awards.
     The initial grants of restricted stock awards and option awards under the 2006 Equity Incentive Plan were made on January 5, 2007. That date was before fourth quarter operating information was available and was more than a month prior to our fourth quarter earnings release. The grant price and the exercise price of the option awards granted were equal to the closing market price for our shares of common stock on the grant date. The equity incentive elements of total compensation very clearly tie to the Committee’s objectives of executive retention due to the vesting schedules and to enhanced shareholder value due to the tie to our share value.
     In the event of a change in control, the unvested equity incentive awards held by each recipient will vest automatically. Vested awards may be immediately cancelled and paid out in cash or stock based upon the highest fair market value per share of the stock during the 60-day period immediately preceding cancellation. A second-step conversion of our mutual holding company to stock form will not be considered a change in control.
     The ESOP is a qualified plan that benefits all eligible employees proportionately. The ESOP was intended to replace our defined benefit pension plan and is not separately considered in the review and evaluation of annual executive compensation. ESOP allocations are made annually as of December 31, 2006 to all eligible employees. An employee must have completed a full year of service by July 1 of the calendar year and be employed by us on December 31, 2006 in order to receive an annual allocation each year. In the event of plan termination, all allocated benefits become fully vested immediately. Dividends paid with respect to shares of our stock allocated to participant accounts shall be used to repay any ESOP loan or credited proportionately to participant accounts.

     Our current Chief Executive Officer, Douglas S. Gordon, had an active role in working with the Compensation Committee to develop overall, long-term compensation programs. All final decisions were made exclusively by the Compensation Committee.
     Chief Executive Officer Compensation. Base salary and bonus paid to Donald J. Stephens, Chief Executive Officer, for the year ended December 31, 2006 remained unchanged from the prior year. Mr. Stephens’ 2006 base salary of $550,000 was originally set by the Board of Directors in December 2004 and was reaffirmed by the Compensation Committee in December 2005. Mr. Stephens’ bonus compensation earned in 2006 and paid in 2007 was $550,000. This amount was set by the Compensation Committee in December 2006 and was equal to his bonus earned in each of the prior two years.
     On March 22, 2006, the Bank entered into an Early Retirement, Resignation and Release Agreement with Mr. Stephens pursuant to which the Bank and Mr. Stephens set forth the terms and conditions upon which Mr. Stephens agreed to retire from the Bank on December 31, 2006. Under the terms of the Resignation Agreement, Mr. Stephens agreed to resign from all positions held with the Bank, Wauwatosa Holdings and their affiliates, including directorships, as of December 31, 2006. The agreement also provides that Mr. Stephens will receive a lump sum payment which, after the payment of all taxes on such payment, will provide him with an amount equal to the value of the automobile that the Bank provided for his use during his employment. Mr. Stephens bought the automobile from the Bank in January 2007 for a price equal to its estimated fair market value. This payment will be made by the Bank in July 2007.
     In recognition of Mr. Stephens’ long-standing commitment and service to the Bank, it will pay Mr. Stephens a benefit of $170,000 per year, for ten years following his resignation under the Supplemental Retirement Benefit Plan described below. No payments will be made to Mr. Stephens prior to six months following his resignation, as required by Section 409A of the Internal Revenue Code.
     Wauwatosa Savings entered into an employment agreement with Douglas S. Gordon on October 25, 2005, as amended December 19, 2006. The employment agreement is intended to ensure that Mr. Gordon will serve as the President and Chief Executive Officer of Wauwatosa Holdings, of Lamplighter Financial, MHC and of the Bank through the period ended December 31, 2007, subject to further extensions by the Board. Under the employment agreement, Mr. Gordon is entitled to a 2007 base salary of $360,000 per year, plus the eligibility to receive a bonus for calendar year 2007 payable in cash and/or stock options and/or restricted stock, as determined by the Compensation Committee of the Board of Directors. In the event of Mr. Gordon’s resignation or termination by us for cause, payments of compensation and benefits to Mr. Gordon will cease.
     Report of the Compensation Committee on Executive Compensation. The Compensation Committee has reviewed and discussed the section of this proxy statement entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors of the company that the “Compensation Discussion and Analysis” be included in this proxy statement.
This report has been provided by the compensation committee:
Patrick S. Lawton, Chairman
Thomas E. Dalum
Michael L. Hansen
Stephen J. Schmidt

     The following table shows the compensation of Donald J. Stephens, our principal executive officer in 2006, Richard C. Larson, our principal financial officer and four other executive officers who received total compensation of more than $100,000 during the past fiscal year.
SUMMARY COMPENSATION TABLE(1)(2)(3)

				All Other
		Salary	Bonus	Compensation	Total
Name and Principal Position	Year	($)(5)	($)(6)	($)(4)	($)
Donald J. Stephens President and Chief Executive Officer of the Company; Chief Executive Officer of the Bank	2006	550,000	550,000	484,128	1,584,128
Douglas S. Gordon Chief Operating Officer of the Company; President and Chief Operating Officer of the Bank	2006	250,000	250,000	14,951	514,951
Richard C. Larson Chief Financial Officer and Treasurer of the Company and of the Bank	2006	177,000	130,000	67,255	374255
William F. Bruss General Counsel of the Company and Vice President, General Counsel of the Bank	2006	175,000	60,000	62,467	297,467
Barbara J. Coutley Senior Vice President and Secretary of the Company and of the Bank	2006	150,000	30,000	59,453	239,453
Rebecca M. Arndt Bank Vice President, Retail Operations	2006	132,197	35,000	8,706	175,904

(1)	There were neither stock awards nor option awards issued or outstanding in 2006 nor was there any executive non-equity incentive plan compensation.

(2)	The Bank’s defined benefit compensation plan was frozen in December 2005. All future benefits ceased to accrue as of that date. No additional contributions have been made. Vested plan benefits are expected to be distributed in 2007.

(3)	There were no above-market or preferential earnings on non-qualified deferred compensation plans.

(4)	All other compensation includes ESOP shares valued at $17.82 per share and allocated on December 31. Other compensation attributable to the ESOP for Mr. Stephens, Mr. Larson, Mr. Bruss and Ms. Coutley was $48,963 each. Mr. Gordon and Ms. Arndt were not eligible to participate in the ESOP in 2006. All other compensation also includes club membership dues. Mr. Stephens’ membership dues were $4,030; Mr. Gordon’s membership dues were $9,755; Mr. Larson’s membership dues were $15,094; and Ms. Arndt’s dues were $1,104. All other compensation includes personal use of company-owned vehicles. The value of such use amounted to $18,440 for Mr. Stephens, $5,196 for Mr. Gordon, $3,198 for Mr. Larson, $13,504 for Mr. Bruss, $10,490 for Ms. Coutley, and $7,602 for Ms. Arndt. All other compensation includes $85,304 related to the value of an automobile to be paid to Mr. Stephens in July 2007 and a $5,000 retirement gift presented to Mr. Stephens in December 2006. All other compensation includes $322,391 in deferred compensation related to Mr. Stephens’ supplemental retirement benefit plan which is fully funded by the Bank.

(5)	Salary includes amounts contributed by participants in the Wauwatosa Savings Bank 401(k) Plan and deferred by participants in the Wauwatosa Savings Bank Executive Deferred Compensation Plan. Salary includes $18,190 contributed to the 401(k) by Mr. Stephens, $15,000 contributed to the 401(k) and $61,538 deferred by Mr. Gordon, $11,080 contributed to the 401(k) and $9,803 deferred by Mr. Larson, $13,190 contributed to the 401(k) by Mr. Bruss, $12,519 contributed to the 401(k) and $5,538 deferred by Ms. Coutley and $6,231 contributed to the 401(k) by Ms. Arndt. Amounts deferred are also reported in the Nonqualified Deferred Compensation table which follows.

(6)	Bonus includes $250,000 deferred by Mr. Gordon and $27,000 deferred by Ms. Coutley as participants in the Wauwatosa Savings Bank Executive Deferred Compensation Plan. These amounts are also reported in the Nonqualified Deferred Compensation table which follows.
     The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2006 for the named executive officers.
PENSION BENEFITS

		Number of
		Years	Present	Payments
		Credited	Value of	During Last
		Service	Accumulated	Fiscal
Name(1)	Plan Name	(#)(3)	Benefit ($)(4)	Year ($)(2)
Donald J. Stephens CEO	Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan	36	1,006,309	—
Richard C. Larson CFO	Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan	15	238,027	—
William F. Bruss General Counsel	Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan	7	60,010	—
Barbara J. Coutley Secretary	Wisconsin Financial Institutions Employees’ Defined Benefit Pension Plan	31	383,766	—

(1)	Neither Mr. Gordon nor Ms. Arndt was eligible to participate in the named plan.

(2)	The Board of Directors authorized the freezing of benefits and termination of the named plan at its December Board meeting in 2005. As such, contributions were immediately discontinued.

(3)	Years of credited service are as of the 2005 plan year end due to the authorized plan termination.

(4)	Due to the authorized termination of the plan, vested benefits no longer accrue. All participants are fully vested in their accrued benefits under this plan. Vested benefits do continue to earn interest through the date of distribution. The present value of the benefit disclosed is determined as of December 31, 2006. Interest credited to the vested benefit in 2006 was determined by the insurance company that manages the underlying plan assets and totaled $94,076 for Mr. Stephens, $17,468 for Mr. Larson, $5,494 for Mr. Bruss and $18,194 for Ms. Coutley.
     Wauwatosa Savings Bank sponsored a non-contributory defined benefit pension plan intended to satisfy the qualification requirements of Section 401(a) of the Internal Revenue Code. Employees of Wauwatosa Savings Bank became eligible to participate in the Plan once they reached age 21 and completed 1,000 hours of service in a consecutive 12-month period. Participants became fully vested in their accrued benefits under the Plan upon the completion of six years of vesting service. Participants were credited with one year of vesting service for each plan year in which they completed 1,000 hours of service.
     At its December 20, 2005 meeting, the Board of Directors of the Bank authorized the freezing and termination of the plan. The final distributions under the pension plan are expected in 2007 and are dependent upon receipt of all appropriate IRS and Pension Benefit Guarantee Corporation approvals. The final vested benefit will be calculated by Northwestern Mutual Life Insurance Company, which is the manager of pension plan assets.

     The following table sets forth information with respect to our deferred compensation plan at and for the year ended December 31, 2006.
NONQUALIFIED DEFERRED COMPENSATION(1)

	Executive	Registrant
	Contributions in	Contributions in	Aggregate	Aggregate
	Last Fiscal Year	Last Fiscal Year	Earnings in Last	Balance at Last
Name(2)	($)(3)	($)(4)	Fiscal Year ($)	Fiscal Year End ($)
Donald J. Stephens CEO	—	322,391	—	1,370,871(5)
Douglas S. Gordon COO	311,538	—	541	312,080
Richard C. Larson CFO	9,803	—	86	9,889
Barbara J. Coutley Secretary	32,538	—	49	32,587

(1)	There were no aggregate withdrawals/distributions in 2006.

(2)	Mr. Bruss and Ms. Arndt did not defer compensation in 2006.

(3)	These amounts are included in the Salary or Bonus column of the Summary Compensation Table as detailed in notes 5 and 6 for that table.

(4)	This amount is included in the All Other Compensation column of the Summary Compensation Table.

(5)	This amount was not previously reported in a summary compensation table. Mr. Stephens’ deferred compensation relates to a supplemental retirement benefit described below.
     The Bank entered into a Supplemental Retirement Benefit Plan with Donald Stephens on July 13, 1999, for the purposes of assuring Mr. Stephens’ continued availability to provide services to the Bank and providing Mr. Stephens with supplemental retirement benefits in recognition of his service to the Bank. Pursuant to the plan, the Bank will pay Mr. Stephens $170,000 per year for a period of 10 years following Mr. Stephens’s termination of employment as of December 31, 2006. The present value of that payment stream, which will commence as of July 1, 2007, is reflected in the aggregate balance column above.
     The Bank established the Wauwatosa Savings Bank Executive Deferred Compensation Plan effective as of September 1, 2006. Under this plan, selected senior management and highly compensated employees are permitted to defer, until a future designated date, a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in this plan, the Bank expects the plan to benefit it by attracting and retaining the most capable individuals to fill its executive positions.
     A participant may defer (i) up to 80% of salary or commissions and/or (ii) up to 100% of bonus or incentive pay; provided, however, that (A) the participant may not defer less than $5,000 in a plan year and (B) the participant’s deferral election for a plan year shall relate to compensation earned by him during such plan year, whether or not paid during that plan year. The investment options available to each participant are (i) the Moody’s A long-term corporate bond rate, adjusted as of the first day of each plan year to equal the average yield for the month of September of the previous plan year (5.50% for 2006), and (ii) the total return of the Standard & Poor’s 500 Index for the applicable calendar quarter (3.73%, -1.91%, 5.17%, and 6.17% per quarter in 2006). Participant account balances can be allocated between the two investment options in increments of 10% of balances. The participant can change the election option allocation selected effective January 1 or July 1 by submitting a new election form at least 15 days in advance of the effective date.
     Each participant shall elect, at the time the participant makes his compensation deferral election, the calendar year in which such deferrals are to be distributed to him. The year of distribution may be any year subsequent to the year of deferral, including any year prior to or following the participant’s termination of employment. A participant may change the date as of which any portion of his account is to be distributed to him, provided that (i) the election shall not take effect until at least 12 months after the date on which the election is made and (ii) the first payment with respect to which such election is made is deferred for at least five years from the date such payment would otherwise have been made.
     Payments Upon Termination. Under our existing plans and arrangements, if our named executive officers had been terminated as of December 31, 2006 they would have received the following benefits not generally available to all employees. Donald J. Stephens, who retired as of December 31, 2006, will receive $1,456,175, $1,370,871 under his supplemental executive retirement plan and $85,304 related to the value of an automobile. Douglas S. Gordon, Richard C. Larson and Barbara J. Coutley would have received $312,080, $9,889 and $32,587, respectively under our executive deferred compensation plan.
Other Benefit Plans
     Employee Stock Ownership Plan and Trust. The Wauwatosa Savings Bank Employee Stock Ownership Plan became effective on October 4, 2005. Employees who are at least 21 years old and who have completed at least one year of service are eligible to participate. The employee stock ownership plan trust borrowed funds from Wauwatosa Holdings for the purchase of up to 8% of the total Wauwatosa Holdings shares sold in the initial public offering and those contributed to the charitable foundation. As of December 31, 2005, the employee stock ownership plan trust had purchased 761,515 shares in the open market, which represents 7.5% of the total Wauwatosa Holdings shares sold in the initial public offering and those contributed to the charitable foundation. The trust does not anticipate purchasing any additional shares at this time.
     The common stock purchased by the employee stock ownership plan serves as collateral for the loan. The loan is being repaid principally from Bank discretionary contributions to the employee stock ownership plan over a period of up to 10 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is fixed at 5.0% per annum. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.
     Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan are allocated among employee stock ownership plan participants on the basis of their compensation in the year of allocation. Benefits under the plan vest in accordance with a graded vesting schedule providing full vesting after the completion of six years of credited service. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s normal retirement, death, or disability. Vested benefits are payable in the form of common stock and/or cash and benefits are generally distributable upon a participant’s separation from service.
     Wauwatosa Savings’ contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. In any plan year, Wauwatosa Savings may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the employee stock ownership plan for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders or which constitute authorized but unissued shares or shares held in treasury by Wauwatosa Holdings. The timing, amount and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations and market conditions. Wauwatosa Savings’ contributions to the employee stock ownership plan are not fixed; therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, we are required to record compensation expense each year in an amount equal to the fair market value of the shares committed to be released. During the year ended December 31, 2006, 76,152 shares were allocated to participants in the employee stock ownership plan, which resulted in compensation expense of $1,176,000 to Wauwatosa Savings for the period.
     Plan participants are entitled to direct the plan trustee on how to vote common stock credited to their accounts. The trustee votes all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received will be voted by the trustee, subject to the fiduciary responsibilities of the trustee.
     The employee stock ownership plan must meet certain requirements of the Internal Revenue Code and the Employee Retirement Income Security Act. Wauwatosa Savings intends to request a favorable determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Wauwatosa Savings expects to receive a favorable determination letter, but cannot guarantee that it will.
     401(k) Plan. The Wauwatosa Savings Bank 401(k) Plan is a tax qualified plan under Section 401(a) of the Internal Revenue Code with a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan and to receive any matching or discretionary contributions made to the 401(k) Plan by Wauwatosa Savings Bank on the first January 1, April 1, July 1 or September 1 coinciding with or next following the date that the employee has attained 18 years of age and completed at least three months of service with Wauwatosa Savings Bank.
     Participants may elect to annually contribute up to the lesser of 90% of eligible compensation or $15,000 in calendar year 2006. Wauwatosa Savings Bank may make discretionary profit sharing contributions to the 401(k) Plan but has never done so. Plan participants direct the investment of their accounts in several types of investment funds. Participants are always 100% vested in their elective deferrals and related earnings. Participants become vested in any discretionary profit sharing contributions and related earnings in 20% increments, beginning with the completion of two years of service and ending with the completion of six years of service. Participants are permitted to receive a distribution from the 401(k) Plan only in the form of a lump sum payment.
     Set forth below is summary compensation for each of our non-employee directors for the year ended December 31, 2006.
DIRECTOR COMPENSATION

	Fees Earned or Paid in Cash
Director	($)	Total ($)
Patrick S. Lawton Chairman of the Board as of January 1, 2007; Compensation Committee Chairman	59,500	59,500
Michael L. Hansen Audit Committee Chairman	62,000	62,000
Stephen J. Schmidt Nominating Committee Chairman	59,500	59,500
Thomas E. Dalum Director	57,000	57,000
     In 2006, we paid each non-officer director an annual retainer of $30,000. In addition, annual fees paid to the Chairman of the Audit Committee totaled $10,000 while the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee each received $7,500. Finally, each regular non-chairperson member of each of the three committees previously mentioned received an annual fee of $5,000. In addition, an annual retainer of $12,000 for each non-employee director was paid by the Bank.
     Wauwatosa Holdings directors are eligible to participate in the 2006 Incentive Plan as approved by shareholders at the 2006 annual meeting. Awards were granted under that plan in January 2007 and will be reported as 2007 compensation. Directors earned no stock awards, no option awards, no non-equity incentive compensation, no pension, no deferred compensation nor any other compensation in 2006.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the federal securities laws, Wauwatosa Holdings’ directors, its executive officers and any person holding more than 10% of the common stock are required to report their initial ownership of the common stock and any change in that ownership to the SEC. Specific due dates for these reports have been established and we are required to disclose in this proxy statement any failure to file such reports by these dates during the last year. We believe that all of these filing requirements were satisfied on a timely basis for the year ended December 31, 2006.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     None of the members of the Compensation Committee was an officer or employee of Wauwatosa Holdings, Wauwatosa Savings or a Bank subsidiary, nor did any of them have any other reportable interlock.
CERTAIN TRANSACTIONS WITH WAUWATOSA HOLDINGS
     Wauwatosa Savings has had, and expects to continue to have, regular business dealings with its officers and directors, as well as their associates and the firms which they serve. The Bank’s historical policy has been that transactions with its directors and executive officers be on terms that are no more beneficial to the director or executive officer than the Bank would provide to unaffiliated third parties. Under our policies and procedures, all of our transactions with officers and directors require review, approval or ratification by the board of directors. Directors and executive officers, and their associates, regularly deposit funds with the Bank; the deposits are made on the same terms and conditions which are offered to other depositors.
     In the ordinary course of business, Wauwatosa Savings makes loans available to its directors, officers and employees. After six months of continuous employment, full-time employees of Wauwatosa Savings are entitled to receive a mortgage loan at a reduced interest rate, consistent with applicable laws and regulations. In December 2005, the Board discontinued the employee loan program for employee loans originated after March 31, 2006. Employee loans at reduced interest rates originated on or before March 31, 2006 will continue on their same terms.
     The chart below lists the named executive officers who participated in the employee mortgage loan program as of December 31, 2006 and the terms of the mortgage loans as of that date. No directors or other executive officers of Wauwatosa Holdings, Wauwatosa Savings or any Bank subsidiary participated in the employee mortgage loan program during the year ended December 31, 2006.

Named Executive	Maximum Balance	Balance as of	Employee	Non-employee
Officer	During 2006	December 31, 2006	Interest Rate	Interest Rate

Barbara J. Coutley	$257,742	$250,591	3.59%	6.25%
Richard C. Larson	$332,299	$324,888	3.59%	5.75%
William F. Bruss	$325,167	$318,592	3.59%	5.50%
     At the time of termination of employment with Wauwatosa Savings, the interest rate will be adjusted to the non-employee interest rate as set forth in the mortgage note.

     In evaluating the independence of our independent directors, there were no transactions between us and our independent directors that are not required to be reported in this proxy statement and that had an impact on our determination as to the independence of our directors.
     Management believes that these loans neither involve more than the normal risk of collection nor present other unfavorable features. Federal regulations permit executive officers and directors to participate in loan programs that are available to other employees, as long as the director or executive officer is not given preferential treatment compared to other participating employees. Loans made to directors or executive officers, including any modification of such loans, must be approved by a majority of disinterested members of the Board of Directors. The interest rate on loans to directors and officers is the same as that offered to other employees.
     Other than described above, since January 1, 2006, the beginning of our last fiscal year, we and our subsidiaries have not had any transaction or series of transactions, or business relationships, nor are any such transactions or relationships proposed, in which the amount involved exceeds $120,000 and in which our directors, executive officers or 5% or more shareholders have a direct or indirect material interest.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee of the Wauwatosa Holdings Board of Directors was created in accordance with Section 3(a)(58)(a) of the Exchange Act.. The Audit Committee’s functions include meeting with our independent registered public accounting firm and making recommendations to the board regarding the independent registered public accounting firm; assessing the adequacy of internal controls, accounting methods and procedures; review of public disclosures required for compliance with securities laws; and consideration and review of various other matters relating to the our financial accounting and reporting. No member of the Audit Committee is employed by or has any other material relationship with us. The members are “independent” as defined in Rule 4200(a)(15) of the NASD listing standards for the Nasdaq Stock Market. The board of directors has adopted a written charter for the Audit Committee which can be found on the Company’s website.
     In connection with its function to oversee and monitor our financial reporting process, the Audit Committee has done the following:
•	reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management;
•	discussed with KPMG LLP, the Company’s independent registered public accounting firm, those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU §380); and
•	received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG LLP its independence.
     Based on the foregoing, the Audit Committee recommended to the board that those audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.
     In addition, the Audit Committee also considered the fees paid to KPMG LLP for services provided by KPMG during year ended December 31, 2006. See “Independent Registered Public Accounting Firm” below. The Committee believes that the provision of the non-audit services is compatible with maintaining KPMG independence.
PROPOSAL II — RATIFICATION OF THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The firm of KPMG LLP has audited the books and records of Wauwatosa Holdings as of and for the year ended December 31, 2006; and has served as the Bank’s principal independent accountant since March 12, 2004.

Representatives of KPMG LLP are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.
     The Audit Committee of the Board of Directors has selected KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2007. We are submitting the selection of independent registered public accountants for shareholder ratification at the annual meeting.
     Our organizational documents do not require that shareholders ratify the selection of KPMG LLP as our independent registered public accountants. We are doing so because we believe that ratification is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
     The following table presents the aggregate fees for professional services by KPMG LLP for the year ended December 31, 2006, the six months ended December 31, 2005 and the 12 months ended June 30, 2005.

	Year Ended	Six Months Ended	Twelve Months Ended
	December 31, 2006	December 31, 2005	June 30, 2005
Audit Fees(1)	$202,750	$99,800	$169,000
Audit Related Fees(2)	—	10,000	8,000
Tax Fees(3)	53,800	—	13,590

Total	$256,550	$109,800	$190,590

(1)	Audit fees consist of professional services rendered by KPMG LLP for the audit of our financial statements. In addition, the audit fees include professional services rendered by KPMG LLP of $10,000 in the six months ended December 31, 2005 and $110,000 for the 12 months ended June 30, 2005 related to the filing of the form S-1 Registration Statement with the SEC.

(2)	Audit related fees consist of services rendered by KPMG LLP for Federal Home Loan Bank collateral verification and audit work related to Lamplighter Financial, MHC, our mutual holding company.

(3)	Tax fees in 2006 include $38,500 for the 2005 tax returns and related filings and $15,300 for assistance with an IRS audit of the federal income tax returns for 2003 and 2004. Fees billed in 2005 were paid to KPMG LLP for preparation of 2004 federal and state income tax returns.
     The Audit Committee approves all engagements of the independent auditor in advance, including approval of the related fees.
     The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm.

SHAREHOLDER PROPOSALS AND NOTICES
     Shareholder proposals must be received by the Secretary of Wauwatosa Holdings, Barbara J. Coutley, no later than November 26, 2007 in order to be considered for inclusion in next year’s annual meeting proxy materials pursuant to SEC Rule 14a-8.
     Under SEC rules relating to the discretionary voting of proxies at shareholder meetings, if a proponent of a matter for shareholder consideration (other than a shareholder proposal) fails to notify Wauwatosa Holdings at least 45 days prior to the month and day of mailing the prior year’s proxy statement, then management proxies are allowed to use their discretionary voting authority if a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. Therefore, any such matters must be received by February 11, 2008 in the case of the 2008 annual meeting of shareholders. The Company is not aware of any such proposals for the 2007 annual meeting.
     Our bylaws also require that any nomination of a director or submission of a matter for consideration of the meeting must be presented, with specified accompanying information, to the Wauwatosa Holdings Corporate Secretary at least 80, but not more than 110, days before the scheduled date for the next annual meeting of shareholders. No such submissions have been received by us for the 2007 annual meeting. Assuming that the 2008 annual meeting is held as scheduled on May 15, 2008, the period in which materials must be received is between January 25, 2008 and February 24, 2008 for the 2008 annual meeting.

By Order of the Board of Directors Barbara J. Coutley Senior Vice President and Secretary

Wauwatosa, Wisconsin
March 28, 2007
     A copy (without exhibits) of the Wauwatosa Holdings Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2006 is attached to this proxy statement. The Company will provide an additional copy of the 10-K (without exhibits) without charge to any record or beneficial owner of Company common stock on the written request of that person directed to: Richard C. Larson, Chief Financial Officer, Wauwatosa Holdings, Inc., 11200 W Plank Ct, Wauwatosa, WI 53226. The 10-K provides a list of exhibits, which will be provided for a reasonable fee to reflect duplication and mailing costs; exhibits are also available through the SECs website at www.sec.gov.

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☒     PAGE      1 OF       2

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WAUWATOSA HOLDINGS, INC.	02		0000000000	214958302024

The Board of Directors recommends a vote
“FOR” the election of the nominees and “FOR”
the ratification of KPMG LLP as Wauwatosa
Holdings, Inc.’s independent registered public
accounting firm.

1. The election of the following nominees as director for terms expiring in 2010:

01) Thomas E. Dalum
02) Barbara J. Coutley	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	Ratification of KPMG LLP as Wauwatosa Holdings, Inc.’s independent registered public accounting firm.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof as determined by a majority of the Board of Directors.
The undersigned acknowledges receipt from Wauwatosa Holdings, Inc., prior to the execution of this proxy, of a notice of annual meeting of shareholders, a proxy statement and an annual report to shareholders.

Please sign below exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

	Yes	No		Yes	No

Please indicate if you plan to attend this meeting.	☐	☐	ELECTRONIC ACCESS - Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy, please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	P40701	Signature (Joint Owners)	Date	123,456,789,012 94348PF99 47

REVOCABLE PROXY
WAUWATOSA HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2007
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints the Board of Directors of Wauwatosa Holdings, Inc. (the “Board of Directors”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Wauwatosa Holdings, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders (the “Meeting”) to be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin on Wednesday, May 16, 2007, at 10:30 a.m., and at any and all adjournments and postponements thereof.
     THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Wauwatosa Holdings, Inc., at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of Wauwatosa Holdings, Inc. or by duly executing a proxy bearing a later date.
     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAGE ENVELOPE.

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Wauwatosa Holdings, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wauwatosa Holdings, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

☒     PAGE      2 OF       2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WAUWA3	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAUWATOSA HOLDINGS, INC.	02		0000000000	214958302024

The Board of Directors recommends a vote
“FOR” the election of the nominees and “FOR”
the ratification of KPMG LLP as Wauwatosa
Holdings, Inc.’s independent registered public
accounting firm.

1. The election of the following nominees as director for terms expiring in 2010:

01) Thomas E. Dalum
02) Barbara J. Coutley	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		For	Against	Abstain

2.	Ratification of KPMG LLP as Wauwatosa Holdings, Inc.'s independent registered public accounting firm.	☐	☐	☐
In their discretion, the proxy holders are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof as determined by a majority of the Board of Directors.
The undersigned acknowledges receipt from Wauwatosa Holdings, Inc., prior to the execution of this proxy, of a notice of annual meeting of shareholders, a proxy statement and an annual report to shareholders.

Please sign below exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	P40701	Signature (Joint Owners)	Date	123,456,789,012 94348PA99 48

REVOCABLE PROXY
WAUWATOSA HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 16, 2007
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints the Board of Directors of Wauwatosa Holdings, Inc. (the “Board of Directors”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Wauwatosa Holdings, Inc., which the undersigned is entitled to vote at the annual meeting of shareholders (the “Meeting”) to be held at the Country Springs Hotel, 2810 Golf Road, Pewaukee, Wisconsin on Wednesday, May 16, 2007, at 10:30 a.m., and at any and all adjournments and postponements thereof.
     THE PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
     As a participant in the Wauwatosa Savings Bank ESOP (the “Plan”), you have the right to direct Marshall & llsley Trust Company N. A., the Trustee of the Plan, how to vote the shares of Wauwatosa Holdings, Inc. held for you in the Plan. These shares will be voted at the Annual Meeting of Shareholders or at any and all adjournments or postponements of the Annual Meeting. To give your voting instructions to the Trustee, please complete and return the enclosed voting card. A return envelope is provided for your convenience. If your instructions are not received by May 10, 2007 or if you do not respond, the Trustee will decide how to vote the shares held for you in the Plan. The Trustee will vote these shares as you direct unless doing so would violate the Employee Retirement Income Security Act. The Plan Sponsor will not be informed as to how you or any other participant has directed the Trustee to vote.
     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of Wauwatosa Holdings, Inc., at the Meeting of the shareholder’s decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the secretary of Wauwatosa Holdings, Inc. or by duly executing a proxy bearing a later date.
     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAGE ENVELOPE.